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                                                                   Exhibit 10(l)
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                             STOCK OPTION AGREEMENT
                          (Non-Qualified Stock Option)
                          ----------------------------


         THIS STOCK OPTION AGREEMENT is entered into as of _________________ (the "Grant Date") by and between The Scotts Company ("Scotts" or "we") and ____________ ("Optionee" or "you").

         1. GRANT OF OPTION. You are granted an option (the "Option") under The Scotts Company 1996 Stock Option Plan (the "Plan") to purchase ______ common shares of Scotts. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986.

         2. TERMS AND CONDITIONS OF YOUR OPTION. The purchase price (the "Option Price") to be paid by you upon the exercise of your Option is $______ per share. You may exercise your Option beginning on the third anniversary of the Grant Date. Your Option terminates and ceases to be exercisable on the tenth anniversary of the Grant Date. Your Option is subject to all of the terms and conditions of the Plan including those addressing the following matters:

         - Consequences of termination of employment with Scotts and our subsidiaries - Section 7

         -     Consequences of a Change in Control of Scotts - Section 8

         -     Assignability of your Option - Section 10

         3. EXERCISE. Once vested, you may exercise your Option, in whole or in part, by delivering to Merrill Lynch a signed notice of exercise. If you die, or transfer your Option as permitted under the Plan, the person entitled to exercise the Option must deliver the signed notice of exercise. The notice of exercise must state the number of whole common shares being purchased. You may pay the Option Price in any manner permitted by Section 6.4 of the Plan. You (or if you die, your estate) will be responsible for paying to Scotts the amount of any taxes we are required by law to withhold in connection with the exercise of the Option. You may satisfy these tax withholding requirements in any manner permitted under Section 10.4 of the Plan.

         4. YOUR RIGHTS AS A SHAREHOLDER. You have no rights or privileges as a shareholder of Scotts as to any of the common shares covered by the Option until you are issued a share certificate.

         5. GENERAL. This Agreement incorporates all of the provisions of the Plan which are not specifically described in this Agreement. If there is any inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan control. This Agreement is governed by Ohio law. This Agreement represents the entire and exclusive agreement between you and Scotts concerning your Option grant. Any change, termination or attempted waiver of the provisions of this Agreement must be made in a writing signed by you and Scotts. The rights and obligations of Scotts under this Agreement will also extend to our successors and assigns.


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                  IN WITNESS WHEREOF, Scotts has caused this Agreement to be executed by its duly authorized officer, and Optionee has executed this Agreement, in each case, effective as of the Grant Date.

                                 THE SCOTTS COMPANY


                                 By:
                                    --------------------------------------------
                                    G. Robert Lucas
                                    Executive Vice President, General Counsel


                  Optionee acknowledges receipt of a copy of the Plan and the Prospectus dated __________, 2000, and all supplements thereto, related to the Plan. Optionee represents that Optionee is familiar with the terms and conditions of the Plan. By signing below, Optionee accepts the Option subject to all terms and conditions of this Agreement and the Plan. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the committee administering the Plan upon any questions arising under the Plan or this Agreement.

                                 OPTIONEE:


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                                 Signature of Optionee

                                 SSN:
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